August 29, 1997


Sinclair Broadcast Group, Inc.
2000 West 41st Street
Baltimore, Maryland  21211


    Re: Sinclair Broadcast Group, Inc. Exchange Offer Registration Statement on Form S-4
         -----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Sinclair Broadcast Group, Inc. (the "Company"), a Maryland corporation in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to an exchange offer (the "Exchange Offer") pursuant to which the Company is offering to exchange up to $200,000,000 principal amount of its outstanding 9% Senior Subordinated Notes due 2007 (the "Old Notes") for a like principal amount of the Company's 9%
Senior Subordinated Notes due 2007 that have been registered under the Securities Act (the "New Notes") and up to all of the joint and several guarantees of the Old Notes on a senior subordinated basis (the "Old
Guarantees") by substantially all of the Company's subsidiaries (the "Guarantors") for joint and several guarantees of the New Notes on a senior subordinated basis (the "New Guarantees"; at times together with the "New Notes", the "New Securities") by the Guarantors of which New Guarantees have been registered under the Securities Act. The New Securities will be offered pursuant to an indenture, dated as of July 2, 1997 (the "Indenture"), by and among, the Company, the Guarantors and First Union National Bank of Maryland, as trustee.

     In so acting, we have examined originals or copies of the (1) the Registration Statement; (2) the Prospectus that is a part of the Registration Statement (the "Prospectus"); (3) the Indenture; and (4) the Registration Rights Agreement dated as of July 2, 1997 by and

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among,  among others,  the  Company  and the Initial Purchasers (as such term is defined therein) (the "Registration Rights Agreement"; collectively with the foregoing documents, the "Operative Documents").

     We have also examined original, reproduced or certified copies of resolutions adopted by the Company's and the Guarantors' boards of directors and such other documents, corporate records, certificates of public officials, officers and representatives of the Company and the Guarantors and other instruments as we have deemed necessary or appropriate to render the opinions set forth below, and have considered such questions of law as we have deemed necessary to enable us to render the opinions expressed below.

     In our examination of documents and records, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that all documents executed by a party other than the Company or any respective subsidiaries thereof were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and enforceable against such party in accordance with their respective terms.

     With respect to questions of fact material to our opinion, we have relied with your consent, without independent inquiry or verification by us, solely upon (a) the representations and warranties and factual matters set forth in each of the Operative Documents, including any exhibits or schedules attached thereto, respectively, (b) written and oral representations of officers of the Company and the Guarantors and (c) certificates of public officials. We do not opine in any respect as to the accuracy of any such facts contained in items
(a)-(c).

     We are members of the Bar of the District of Columbia and the State of Maryland. This opinion is limited to the laws of the United States of America, the District of Columbia, and the State of Maryland; provided, however, that "Applicable Law" includes only those laws that, in our experience, in transactions of the type provided for in the Registration Statement, and with respect to general business corporations engaged in regulated activities, are normally applicable to such transactions. Insofar as this opinion relates to the laws of any jurisdiction other than those jurisdictions subsumed within the definition of the Applicable Law, we have assumed with your consent, without any independent investigation, that the law of each such other jurisdiction is identical to the law of the District of Columbia. We express no opinion whatsoever as to any other laws or regulations or as to laws relating to choice of law or conflicts of law principles.

     Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, and subject to the issuance by the Commission of an order declaring the Registration Statement effective and the taking by the Boards of Directors and the appropriate officers of the Company and Guarantors of all necessary actions to fix and approve the terms of the New Securities, we are of the opinion that when the New Notes, in the form filed as an exhibit to the Registration Statement, have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms of the Indenture and the Registration Rights Agreement, the New Notes will be the legal and binding obligations of the Company and the New Guarantees will be the legal and binding obligations of the Guarantors, in each case enforceable against such party or parties in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy or decision which may be enacted determined or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

     This opinion is furnished by us, as special counsel to the Company, to you and is solely for your benefit in connection with the Exchange Offer. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus. This opinion may not be relied on by you for any other purpose or by any other person for any purpose without our written consent.


                                                     Very truly yours,


                                                     WILMER, CUTLER & PICKERING

                                                     By: /s/ John B. Watkins
                                                     --------------------------
                                                     John B. Watkins, a partner